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                                                                   Exhibit 4.9
                                                                   -----------

                   FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT
                            AND SENIOR DISCOUNT NOTES

     This Fourth Amendment to Note Purchase Agreement and Senior Discount Notes dated as of January 31, 2002 (this "Amendment") is by and among Ampex Data Systems Corporation (the "Issuer"), Ampex Corporation (the "Guarantor"), the entities identified as "Purchasers" on the signature pages hereto (the "Purchasers"), and DDJ Capital Management, LLC as agent (the "Holders' Agent") for the Purchasers and the other holders from time to time of the Senior Discount Notes (defined below).

     WHEREAS, the Issuer, the Guarantor, the Purchasers and the Holders' Agent are parties to a certain Note Purchase Agreement dated as of November 6, 2000 (as amended, the "Note Purchase Agreement") with respect to $8,919,555.56 aggregate principal amount of Senior Discount Notes of the Issuer (the "Senior Discount Notes"); and

     WHEREAS, the parties have entered into (i) an Amendment to Note Purchase Agreement and the Senior Discount Notes, dated as of May 30, 2001 (the "First Amendment"), pursuant to which, among other things, the stated maturity date of the Senior Discount Notes was extended from May 30, 2001 to August 31, 2001,
(ii) a Second Amendment to Note Purchase Agreement and the Senior Discount Notes, dated as of August 13, 2001 (the "Second Amendment"), pursuant to which, among other things, the stated maturity date of the Senior Discount Notes was extended from August 31, 2001 to October 31, 2001, and (iii) a Third Amendment to Note Purchase Agreement and the Senior Discount Notes, dated as of October 26, 2001 (the "Third Amendment"), pursuant to which, among other things, the stated maturity date of the Senior Discount Notes was extended from October 31, 2001 to March 31, 2002; and

     WHEREAS, the Guarantor proposes to enter into (i) an Indenture (the "New 12% Note Indenture") with State Street Bank and Trust Company, as Trustee (the "New 12% Note Trustee"), which provides for the issuance by the Guarantor of its 12% Senior Secured Notes due August 15, 2008 (the "New 12% Notes"), (ii) an Exchange Agreement (the "New 12% Note Exchange Agreement") with the holders of substantially all of the 12% Senior Notes, which provides for each holder of 12% Senior Notes to receive New 12% Notes in exchange for all of such holder's 12% Senior Notes, and (iii) a Collateral Security Agreement (the "New 12% Note Security Agreement") with the New 12% Note Trustee, which provides for the New 12% Notes to be secured by a second priority lien and security interest on all rights of the Guarantor under the Royalty Agreements; and

     WHEREAS, the Issuer and the Guarantor have requested that the Purchasers and the Holders' Agent agree to further amend the Note Purchase Agreement and the Senior Discount Notes to permit the Guarantor to enter into and perform its obligations under the New 12% Note Indenture, the New 12% Notes, the New 12% Note Exchange Agreement

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and the New 12% Note Security Agreement without giving rise to any default under the Note Purchase Agreement or the Senior Discount Notes; and

     WHEREAS, the Purchasers and the Holders' Agent are willing to amend the Note Purchase Agreement and the Senior Discount Notes as requested on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Capitalized terms used herein without definition shall have the meanings set forth in the Note Purchase Agreement, the First Amendment, the Second Amendment or the Third Amendment, as applicable.

     2. Section 1.1 of the Note Purchase Agreement is hereby amended by adding the following terms:

          "`New 12% Note Exchange Agreement' means the Exchange Agreement to be
            -------------------------------
     entered into by the Guarantor with the holders of substantially all of the 12% Senior Notes, which provides for each holder of 12% Senior Notes to receive New 12% Notes in exchange for such holder's 12% Senior Notes."

          "`New 12% Note Indenture' means the Indenture to be entered into by
            ----------------------
     the Guarantor with the New 12% Note Trustee, which provides for the issuance by the Guarantor of New 12% Notes in an aggregate principal amount of up to $50,000,000 plus such additional amount of New 12% Notes as may be issued from time to time in payment of interest on the New 12% Notes."

          "`New 12% Note Security Agreement' means the Collateral Security
            -------------------------------
     Agreement to be entered into by the Guarantor with the New 12% Note Trustee, which provides for the New 12% Notes to be secured by a second priority Lien on the rights of the Guarantor under the Royalty Agreements."

          "`New 12% Note Trustee' means State Street Bank and Trust Company, as
            --------------------
     Trustee under the New 12% Note Indenture, together with any successor or replacement trustee acting in such capacity."

          "`New 12% Notes' means the 12% Senior Secured Notes to be issued by
            -------------
     the Guarantor pursuant to the New 12% Note Indenture."

     3. Section 8.1 of the Note Purchase Agreement is hereby amended by deleting existing Section 8.1 in its entirety and replacing it with the following new
Section 8.1:

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          "8.1 Borrowing. Create, incur, assume or suffer to exist any liability
               ---------
     for Indebtedness for Borrowed Money except: (a) the Senior Discount Notes;
     (b) up to $50,000,000 aggregate outstanding principal amount of 12% Senior Notes and New 12% Notes, plus such additional amount of New 12% Notes as may be issued from time to time in payment of interest on the New 12%
     Notes; (c) purchase money Indebtedness and Capital Leases; (d) existing Indebtedness identified on Schedule 8.1; (e) Indebtedness of any Restricted Subsidiary to the Guarantor or to any other Restricted Subsidiary of the Guarantor and Indebtedness of the Guarantor to any Restricted Subsidiary, in each case, incurred in the ordinary course of business and consistent with past practices; (f) Indebtedness of the Issuer and the Guarantor to Ampex Finance Corporation incurred after the Closing Date under the Inter-Company Loan Agreement described in Schedule 1.1; (g) unsecured Indebtedness of the Guarantor or any Restricted Subsidiary to Hillside arising pursuant to the terms of the Hillside Agreement in an aggregate outstanding amount not to exceed $2,000,000 and evidenced by Contribution Notes (as defined in the Hillside Agreement), including any guarantees of the Contribution Notes executed by the Issuer or any Restricted Subsidiary pursuant thereto; provided that none of the Issuer, the Guarantor or any Restricted Subsidiary shall make any payments to Hillside in respect of such Indebtedness, such Contribution Notes or such guarantees prior to the repayment in full of the entire Accreted Value of the Senior Discount Notes and all accrued interest thereon, except that if no Default or Event of Default shall have occurred and be continuing under this Agreement or the Senior Discount Notes, the Guarantor and the Restricted Subsidiaries shall be permitted to make monthly payments of interest only in respect of such Contribution Notes at the rate and in accordance with the terms thereof and of the Hillside Agreement; and (h) Indebtedness of the Issuer to SCI under the SCI Loan Agreement and the SCI Note in an aggregate outstanding amount not to exceed $2,500,000, and Indebtedness of the Guarantor arising pursuant to the SCI Guarantee Agreement."

     4. Section 8.2 of the Note Purchase Agreement is hereby amended by deleting existing Section 8.2 in its entirety and replacing it with the following new
Section 8.2:

          "8.2 Liens. Create, incur, assume or suffer to exist any Lien upon any
               -----
     of its Property, whether now owned or hereafter acquired, except (i) Permitted Liens, (ii) Liens on Property of the Issuer securing the obligations of the Issuer under the SCI Loan Agreement and SCI Note pursuant to the terms of the SCI Security Agreement, provided that such Liens pursuant to this clause (ii) shall not extend to the Colorado Facility or any related Property of the Issuer subject to the liens in favor of the Holders' Agent under the Colorado Deed of Trust, and (iii) Liens on the rights of the Guarantor under the Royalty Agreements securing the obligations of the Issuer under the New 12% Note Indenture and the New 12% Notes pursuant to the New 12% Note Security Agreement, provided that such

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     Liens pursuant to this clause (iii) shall be junior in priority and subordinate to the Liens in favor of the Holders' Agent pursuant to the Guarantor Security Agreement."

     5. Section 8.6 of the Note Purchase Agreement is hereby amended by deleting existing Section 8.6 in its entirety and replacing it with the following new
Section 8.6:

          "8.6 Payments of Indebtedness for Borrowed Money. Make any payment or
               -------------------------------------------
     prepayment on account of any Indebtedness for Borrowed Money other than on the Senior Discount Notes, except that (a) the Issuer may make payments of principal and interest on account of the obligations of the Issuer under the SCI Loan Agreement and the SCI Note, (b) the Guarantor may issue additional New 12% Notes in payment of interest on the New 12% Notes, (c) the Guarantor and its Subsidiaries may make regularly scheduled payments of principal and interest (but no prepayments) on account of the other Indebtedness permitted under Section 8.1 above (excluding the New 12% Notes), and (d) the Guarantor and its Subsidiaries may make payments of principal and interest on account of intercompany Indebtedness owing from
     (i) the Guarantor to any of its Subsidiaries, (ii) any of the Guarantor's Subsidiaries to the Guarantor, or (iii) any of the Guarantor's Subsidiaries to any of the Guarantor's other Subsidiaries."

     6. The Guarantor hereby acknowledges, confirms, ratifies and agrees that
(i) pursuant to the provisions of Article XIV of the Note Purchase Agreement, the Guarantor has guaranteed the obligations of the Issuer under the Note Purchase Agreement and the Senior Discount Notes, (ii) as security for the obligations of the Issuer and the Guarantor under the Note Purchase Agreement, the Guarantor has granted to the Holders' Agent for the benefit of the Holders, pursuant to the Guarantor Security Agreement, a security interest in all of the right, title and interest now owned or hereafter acquired by the Guarantor in various royalties, license fees, receivables and other payments as set forth therein, and (iii) the Note Purchase Agreement and the Guarantor Security Agreement are presently and, after giving effect to this Amendment, will continue to be valid and binding obligations of the Guarantor enforceable in accordance with their respective terms.

     7. This Amendment shall become effective on the date that each of the following conditions has been fulfilled to the satisfaction of the Holders' Agent, provided that any or all of the following conditions may be waived, in whole or in part, by the Holders' Agent in its sole discretion:

               (a) The Issuer, the Guarantor, the Purchasers and the Holders' Agent shall have executed and delivered to the Holders' Agent an original of this Amendment;

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               (b) The Issuer and the Guarantor shall have delivered to the
          Holders' Agent, the final forms of the New 12% Note Indenture, New 12% Notes, New 12% Note Exchange Agreement and New 12% Note Security Agreement, each of which documents shall be in form and substance reasonably satisfactory to the Holders' Agent; and

               (c) The Issuer and the Guarantor shall have executed and delivered to the Holders' Agent such additional documents as the Holders' Agent may reasonably request, each of which additional documents shall be in form and substance reasonably satisfactory to the Holders' Agent.

     8. Each of the Issuer and the Guarantor acknowledges, represents and warrants that neither the Issuer nor the Guarantor has any claim, cause of action, defense, or right of set off against the Purchasers or the Holders' Agent, and, to the extent that either the Issuer or the Guarantor has any such rights, each of the Issuer and the Guarantor hereby releases, waives, and forever discharges the Purchasers and the Holders' Agent (together with their predecessors, successors and assigns) from each action, cause of action, suit, debt, defense, right of set off, or other claim whatsoever, in law or in equity, known or unknown against the Purchasers or the Holders' Agent.

     9. This Amendment may be executed in counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

     10. This Amendment shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts. If any provision of this Amendment is in conflict with a statute or rule of the law of The Commonwealth of Massachusetts, or is otherwise unenforceable for any reason whatsoever, such provision shall be deemed null and void to the extent of such conflict or unenforceability, but shall be deemed separable from and shall not invalidate any other provisions of this Amendment.

     This Amendment contains the final, complete, and exclusive expression of the understandings between the parties regarding the transaction contemplated by this Amendment.

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          IN WITNESS WHEREOF, each of the undersigned parties through their authorized representatives has executed and delivered this Amendment as an instrument under seal as of the date set forth above.

                                  "ISSUER"

                                  AMPEX DATA SYSTEMS CORPORATION


                                  By: /s/ Craig L. McKibben
                                      ------------------------------------------
                                      Name:  Craig L. McKibben
                                      Title: Vice President


                                  "GUARANTOR"


                                  AMPEX CORPORATION


                                  By: /s/ Craig L. McKibben
                                      ------------------------------------------
                                      Name:  Craig L. McKibben
                                      Title: Vice President


                                  "PURCHASERS"

                                  B III CAPITAL PARTNERS, L.P.


                                  By:  DDJ Capital III, LLC, its General Partner

                                  By:  DDJ Capital Management, LLC, Manager


                                  By: /s/ David J. Breazzano
                                      ------------------------------------------
                                      Name:  David J. Breazzano
                                      Title: Member


                                  B III-A CAPITAL PARTNERS, L.P.


                                  By:  GP III-A, LLC, its General Partner

                                  By:  DDJ Capital Management, LLC, Manager


                                  By: /s/ David J. Breazzano
                                      ------------------------------------------
                                      Name:  David J. Breazzano
                                      Title: Member

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                           State Street Bank & Trust, solely in its capacity as
                           Custodian for General Motors Employees
                           Global Group Pension Trust as directed by
                           DDJ Capital Management, LLC, and not in its individual capacity


                           By:
                              -------------------------------------------------
                              Name:
                              Title:


                           "HOLDERS' AGENT"


                           DDJ Capital Management, LLC, in its capacity as Agent for the Purchasers and the other holders from time to time of Senior Discount Notes


                           By: /s/ David J. Breazzano
                               ------------------------------------------------
                               Name: David J. Breazzano
                               Title: Member

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